UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) May 28, 2008
GMX RESOURCES INC.
(Exact name of registrant as specified in its charter)

Oklahoma	001-32977	73-1534474

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Benham Place
9400 North Broadway, Suite 600
Oklahoma City, OK	73114

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (405) 600-0711
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
At the 2008 Annual Meeting of the Shareholders of GMX Resources Inc. (the “Company”) held on May 28, 2008, the Company’s shareholders approved the GMX Resources Inc. 2008 Long-Term Incentive Plan (the “Plan”). Under the Plan, the Company may grant options, restricted stock awards, bonus stock awards, SARs, performance units and performance bonuses to eligible employees and nonqualified stock options, restricted stock awards, bonus stock awards, SARs and performance units to consultants and eligible directors for incentive purposes, subject to the conditions set forth in the Plan. A more detailed description of the terms of the Plan is set forth in the Company’s proxy statement for the Annual Meeting, dated April 28, 2008 (the “Proxy Statement”), in the section titled “Proposal No. 3 Approval of the Company’s 2008 Long-Term Incentive Plan” and is incorporated herein by reference. The foregoing summary and the summary incorporated by reference from the Proxy Statement are qualified in their entirety by the full text of the Plan filed as an Exhibit to this Report.
ITEM 9.01 Financial Statements and Exhibits.
See Index to Exhibits.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GMX RESOURCES INC.

By:	/s/ James A. Merrill

James A. Merrill, Chief Financial Officer
Date: June 16, 2008

INDEX TO EXHIBITS
10.1       GMX Resources Inc. 2008 Long-Term Incentive Plan